Exhibit 99.2

First Federal Saving and Loan Association of Port Angeles

Dear Member:

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion whereby First Federal will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of First Northwest Bancorp, a company we recently formed.  We are converting so that First Federal will be structured in the form of ownership that we believe will best increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash to a foundation to be known as the First Federal Community Foundation.  The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

The Proxy Card
To accomplish the conversion and the funding of the foundation through a contribution of our common stock and cash to the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and in favor of the contribution to the foundation.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.”  If you have an IRA or other Qualified Retirement Plan account for which First Federal acts as trustee and we do not receive a proxy from you, First Federal, as trustee for your account, intends to vote in favor of the plan of conversion and in favor of the contribution of our common stock and cash to the foundation on your behalf.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:
●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form
As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of First Northwest Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of First Northwest Bancorp and our operations.  Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to First Northwest Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362.  Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on ___day, ____________ __, 2013

If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Levon L. Mathews
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

First Federal Saving and Loan Association of Port Angeles

Dear Member:

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion whereby First Federal will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of First Northwest Bancorp, a company we recently formed.  We are converting so that First Federal will be structured in the form of ownership that we believe will best increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash to a foundation to be known as the First Federal Community Foundation.  The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

To accomplish the conversion and the funding of the foundation through a contribution of our common stock and cash to the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and in favor of contribution to the foundation.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.”  If you have an IRA or other Qualified Retirement Plan account for which First Federal acts as trustee and we do not receive a proxy from you, First Federal, as trustee for your account, intends to vote in favor of the plan of conversion and in favor of the contribution of our common stock and cash to the foundation on your behalf.  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion is approved let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
●	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of First Northwest Bancorp or (2) an agent of First Federal to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Levon L. Mathews
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

First Federal Saving and Loan Association of Port Angeles
Dear Friend of First Federal:

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion whereby First Federal will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of First Northwest Bancorp, a company we recently formed.  We are converting so that First Federal will be structured in the form of ownership that we believe will best increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash a foundation to be known as the First Federal Community Foundation.  The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of First Northwest Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of First Northwest Bancorp and our operations.  Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to First Northwest Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362.  Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on ___day, ___________ __, 2013.

If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.
Sincerely,

Levon L. Mathews
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

First Northwest Bancorp

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by First Northwest Bancorp.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the operations of First Federal and the proposed stock offering by First Northwest Bancorp.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to First Northwest Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362.  Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on ___day, ____________ __, 2013.

We are pleased to offer you this opportunity to become one of our shareholders.  If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Levon L. Mathews
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Prospective Investor of First Federal Savings and Loan Association of Port Angeles:

At the request of First Federal Savings and Loan Association of Port Angeles (“First Federal”) and its proposed new holding company, First Northwest Bancorp, we have enclosed material regarding the offering of common stock of First Northwest Bancorp.  The material is offered in connection with the conversion of First Federal from the mutual to the stock form of organization.  These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of First Northwest Bancorp.

Please read the prospectus carefully before making an investment decision.  If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to First Northwest Bancorp by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362.  Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on ___day, _____________ __, 2013.

If you have any questions after reading the enclosed material, please call the Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]
First Federal Savings and Loan Association of Port Angeles
Proxy Q&A

Questions & Answers About Voting

The Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of First Federal at a special meeting of members.  In connection with the conversion, First Federal’s new holding company, First Northwest Bancorp, is offering shares of its common stock for sale in an initial public offering.  To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash to a foundation to be known as the First Federal Community Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

Your vote is very important.   If you have more than one account, you may receive more than one proxy.  Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.

Q.	Why is First Federal converting to the stock form of organization?
A.
The conversion to the stock holding company form of organization will enable First Federal to access capital through the sale of common stock by First Northwest Bancorp. This additional capital will provide us with the flexibility to support internal growth through increased lending in the communities we serve, support future operational growth, support future branching activities and/or the acquisition of financial services companies as opportunities arise, implement more flexible capital management strategies and retain and attract qualified personnel.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?
A.
No changes are planned in the way we operate our business.  The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.
No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible.  The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.           Will any account I hold with First Federal be converted into stock?
A.	No. All accounts will remain as they were prior to the conversion.

Q.           Who is eligible to vote on the conversion?
A.	Depositors and borrowers of First Federal as of the close of business on ___day __, 2012 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.           Why did I receive several proxies?
A.
If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts.  Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of First Northwest Bancorp?
A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of First Northwest Bancorp.

Q.           How do I vote my proxy?
A.
You may vote by mailing your signed proxy card(s) in the enclosed postage-paid envelope marked “PROXY RETURN.”  Should you choose to attend the special meeting of members to be held on ______ __, 2013, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Are two signatures required on the proxy card for a joint account?
A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

Q.           What is the First Federal Community Foundation and why is it being funded?
A.
To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash a foundation to be known as the First Federal Community Foundation, subject to member approval.  The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

Q.           Will the First Federal Community Foundation be funded if the conversion is not approved and completed?
A.
No.  The foundation will only be funded if both the plan of conversion and the contribution of our common stock and cash to the foundation are approved by the members and shareholders.  However, if we receive all other approvals, we will be permitted to complete the conversion without funding the foundation, if funding the foundation is not approved by our members.

Additional Information

Q.	What if I have additional questions or require more information?
A.
First Federal’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail.  Please read the proxy statement and prospectus carefully before voting or subscribing for stock.   If you have any questions after reading the enclosed material, you may call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.  Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Cover page]
 First Northwest Bancorp
Stock Q&A

Questions & Answers About the Stock Offering

The Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of First Federal at a special meeting of members.  In connection with the conversion, First Federal’s new holding company, First Northwest Bancorp, is offering shares of its common stock for sale in an initial public offering.  To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash to a foundation to be known as the First Federal Community Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is First Federal converting to the stock form of organization?
A.
The conversion to the stock holding company form of organization will enable First Federal to access capital through the sale of common stock by First Northwest Bancorp. This additional capital will provide us with the flexibility to support internal growth through increased lending in the communities we serve, support future operational growth, support future branching activities and/or the acquisition of financial services companies as opportunities arise, implement more flexible capital management strategies and retain and attract qualified personnel.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?
A.
No changes are planned in the way we operate our business.  The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.
No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible.  The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.           Will any account I hold with the Bank be converted into stock?
A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who can purchase stock?
A.	The common stock of First Northwest Bancorp will be offered in the subscription offering in the following order of priority:

(1)	Depositors who held at least $50 with us as of the close of business on March 31, 2011.

(2)	The First Northwest Bancorp Tax-Qualified Employee Stock Benefit Plans.

(3)	Depositors who held at least $50 with us as of the close of business on ________ __, 2012.

(4)	Depositors and borrowers with us as of the close of business on ________ __, 2012 to the extent not already included in a prior category.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering with priority to natural persons residing in Clallam, Jefferson and Kitsap counties, Washington and then, to the extent any shares remain, to the general public in a syndicated offering or underwritten offering.

Q.	Am I guaranteed to receive shares by placing an order?
A.
No.  It is possible that orders received during the offering period will exceed the number of shares being sold.  Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders.  If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?
A.
First Northwest Bancorp is offering for sale a maximum of _________ shares of common stock at a subscription price of $10 per share.  Under certain circumstances, First Northwest Bancorp may increase the maximum and sell up to _________ shares.

Q.	How much stock can I purchase?
A.
The minimum purchase is $250 (25 shares).  As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares); no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $400,000 (40,000 shares) of common stock in the offering.

Q.	How do I order stock?
A.
If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to First Northwest Bancorp by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362.  Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on __day, ___________ __, 2013.  Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?
A.
You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at First Federal.  Checks and money orders must be made payable to First Northwest Bancorp.  Withdrawals from a deposit account or a certificate of deposit at First Federal to buy shares of common stock may be made without penalty.  Cash must be converted to a bank check or money order.  Please do not send cash in the mail.

Q.	Can I borrow money from First Federal to purchase First Northwest Bancorp’s stock?
A.	No. First Federal cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a First Federal home equity line of credit.

Q.	When is the deadline to subscribe for stock?
A.
An executed stock order form with the required full payment must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on ___day, __________ __, 2013.

Q.	Can I subscribe for shares using funds in my IRA at First Federal?
A.
No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at First Federal.  To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee.  The transfer of these funds takes time, so please make arrangements as soon as possible.  However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.
No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) or titling the stock in names different then is on the deposit account will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	No. With the exception of certain orders placed through an IRA, Keogh or 401(k) plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the conversion closes?
A.
Yes. Any payment made in cash or by check or money order will earn interest at First Federal’s statement savings rate from the date of receipt to the completion or termination of the conversion.  Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Following the offering, we initially do not expect to pay cash dividends on the common stock.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “FNBC.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

About The Foundation

Q.	What is the First Federal Community Foundation and why is it being funded?
A.
To continue our long-standing commitment to our local communities, we intend to establish and fund through a contribution of shares of our common stock and cash a foundation to be known as the First Federal Community Foundation, subject to member approval.  The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

Q.           Will the First Federal Community Foundation be funded if the conversion is not approved and completed?
A.
No.  The foundation will only be established and funded if both the plan of conversion and the contribution of our common stock and cash to the foundation are approved by members.  However, if we receive all other approvals, we will be permitted to complete the conversion without the foundation, if the foundation is not approved by our members.

Additional Information

Q.	What if I have additional questions or require more information?
A.
First Northwest Bancorp’s prospectus that accompanies this brochure describes the conversion in detail.  Please read the prospectus carefully before subscribing for stock.   If you have any questions after reading the enclosed material, you may call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.  Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

First Federal Savings and Loan Association of Port Angeles

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion whereby First Federal will convert from the mutual form to the stock form of organization.  We are converting so that First Federal will be structured in the form of ownership that we believe will best support First Federal’s future growth.

To accomplish the conversion and the funding of the foundation through the contribution of our common stock and cash to the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and in favor of the contribution to the foundation.  Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.”  If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

●	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
●	existing deposit accounts and loans will not undergo any change; and
●	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Levon L. Mathews
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

PROXY REQUEST

[Logo]

WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion and the funding of the foundation through the contribution of our common stock and cash to the foundation has not yet been received.  Your vote is very important to us.  Please vote and mail the enclosed proxy today.  If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember:  Voting does not obligate you to buy stock.  Your Board of Directors has approved the plan of conversion and urges you to vote “FOR” the conversion and “FOR” the contribution of our common stock and cash to the foundation.  Your deposit accounts or loans with First Federal will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope.  If you have any questions, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

Sincerely,

Levon L. Mathews
President and Chief Executive Officer

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, First Northwest Bancorp.	Day, Month __ Location Address City, State Zip Code ❖ Day, Month __ Location Address City, State Zip Code First Northwest Bancorp (logo) Proposed Holding Company for First Federal

❖ Members of senior management will discuss First Federal Savings and Loan Association of Port Angeles (“First Federal”) operations, past performance and financial history.

❖ You will be able to meet one-on-one with First Federal officers to ask questions.

❖ There will be no sales pressure. You will receive First Northwest Bancorp stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in _______. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (xxx)-xxx-xxxx Monday through Friday, 10:00 a.m. to 4:00 p.m., Pacific Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp [logo)] Proposed Holding Company for First Federal	This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Federal Savings and Loan Association of
Port Angeles
[LOGO]

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts.  Please vote, sign and return all proxy cards that you received.

First Federal Savings and Loan Association of Port Angeles

_______________, 2013

Dear __________:

The Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has voted unanimously in favor of a plan of conversion, whereby First Federal will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at _______on___ at ___:00 _._, Pacific Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center at ___-___-____, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Pacific Time.

Sincerely,

Levon L. Mathews
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

First Northwest Bancorp

_______________, 2013

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of First Northwest Bancorp common stock.  If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of First Northwest Bancorp common stock that will be issued to you.  Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our Stock Information Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2013

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for XX shares at a price of $10.00 per share.  If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2013; this is your stock purchase date. Trading will commence on the Nasdaq Capital Market under the symbol “FNBC” on ________ __, 2013.

Thank you for your interest in First Northwest Bancorp.  Your stock certificate will be mailed to you shortly.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2013

Dear Interested Investor:

We recently completed our subscription offering.  Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends.  If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in First Northwest Bancorp and hope you become an owner of our stock in the future.  The stock is expected to trade on the Nasdaq Capital Market under the symbol “FNBC” on _______, 2013.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2013

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of First Northwest Bancorp   Please examine your stock certificate to be certain that it is properly registered.  If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company
 Investor Relations Department
10 Commerce Drive
Cranford, NJ 07016
1 (800) 368-5948
email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of First Northwest Bancorp, I thank you for supporting our offering.

Sincerely,

Levon L. Mathews
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp
_______________, 2013

Dear Interested Subscriber:

We regret to inform you that First Federal Savings and Loan Association of Port Angeles (“First Federal”) and First Northwest Bancorp, the holding company for First Federal, did not accept your order for shares of First Northwest Bancorp common stock in its community offering.  This action is in accordance with our plan of conversion, which gives First Federal and First Northwest Bancorp the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

Sandler O’Neill & Partners, L.P.

_______________, 2013

To Our Friends:

We are enclosing material in connection with the stock offering by First Northwest Bancorp, the proposed holding company for First Federal Savings and Loan Association of Port Angeles (“First Federal”).

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 5:00 p.m., Pacific Time, on _____ __, 2013.  In the event that all the stock is not sold in the subscription and community offerings, Sandler O’Neill may form and manage a syndicated offering or underwritten offering to sell the remaining stock.

Members of the general public are eligible to participate.  If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

First Northwest Bancorp
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An Invitation
To Attend a Community Meeting

First Northwest Bancorp is offering shares of its common stock in connection with the conversion of First Federal Savings and Loan Association of Port Angeles into the stock form of organization.

X,xxx,xxx – x,xxx,xxx shares of First Northwest Bancorp are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Pacific Time.